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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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PARTIES:                   CENTENNIAL BANCORP ("Company")

                           RICHARD C. WILLIAMS ("Executive").

EFFECTIVE DATE:            December 1, 1997

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This First Amendment is made in respect of the following facts:

                    A. The parties entered into an Employment Agreement dated October 1, 1995 (the "Agreement") respecting Executive's employment by Company for a term ending December 31, 2001.

                    B. The parties have agreed to amend the Agreement as provided in and subject to the conditions stated in this First Amendment.

AGREEMENT:

Section 3.1.3 of the Agreement is amended to provide as follows:

                  3.1.3 $300,000 for the year beginning December 1, 1997 and ending November 30, 1998, and amounts approved by Company's board of directors for periods after November 30, 1998, but not less than $300,000 for each 12 months.

The following Sections 7.3 and 7.4 are added to the Agreement:

            7.3 UPON OR FOLLOWING CHANGE IN CONTROL. In the event of any Change in Control (as defined in Section 7.3.3) of Company or Bank, Company and Executive shall each have the elective right to terminate the Employment Period, effective at the closing of the event resulting in the Change in Control.

                  7.3.1 TERMINATION UPON CHANGE IN CONTROL. If the Employment Period is so terminated upon a Change in Control, Company's only obligations to Executive shall be: (a) to pay a lump-sum cash payment in an amount equal to two and one-half (2.5) times Executive's "Final Compensation," being the greater of: (i) Executive's Base Salary and Cash Bonus for the most recently ended calendar year, or (ii) Executive's Base Salary for the current calendar year; (b) to pay Deferred Compensation; (c) to provide Post-Retirement Medical Coverage as described in Section 6.2; and (d) to provide Employee Group Benefits until December 31, 2001; provided, however, Company's obligation to provide Employee Group Benefits to Executive shall exist only so long as Executive meets the eligibility requirements for participation in the insurance, plans and programs maintained or provided by Company for its employees or executive officers generally. Company shall be obligated to use its best efforts to maintain Executive's eligibility to participate in such insurance, plans and programs.

                  7.3.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. If the Employment Period is not so terminated upon a Change in Control, then any subsequent termination of the Employment Period shall be governed by the other provisions of this Agreement; provided, however, if the Employment Period continues after a Change in Control, and if the Employment Period is subsequently terminated other than by reason of Executive's death or disability (by either Company or Executive, with or without cause or good reason) within 36 months after the Change in Control and before December 31, 2001, then Company shall pay to Executive a lump-sum cash payment in an amount equal to two and one-half (2.5) times Executive's Final Compensation, and shall pay or provide the other amounts and benefits described in subsections (b),
                            (c), and (d) of Section 7.3.1.

                  7.3.3 DEFINITION OF "CHANGE IN CONTROL". For purposes of this Agreement, "Change in Control" shall occur if during the Employment Period:

                               (a) Any individual, entity or group, within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Company or Bank, any trustee or other fiduciary holding securities under an employee benefit plan of Company or Bank, or any corporation owned, directly or indirectly, by the stockholders of Company or Bank in substantially the same proportions as their ownership of stock of Company or Bank), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities representing thirty percent (30%) or more of the combined voting power of Company's or Bank's then outstanding voting securities; or

                               (b) Company or Bank effects a merger,
                               consolidation, share exchange or other corporate reorganization of Company or Bank with any other corporation, other than (i) a merger, consolidation, share exchange or other corporate reorganization which would result in the voting securities of Company or Bank outstanding immediately prior thereto continuing to represent
                              (either by remaining outstanding or by being
                               converted into voting securities of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting securities of Company or Bank or such surviving entity outstanding immediately after such merger, consolidation, share exchange or other corporate reorganization, or (ii) a merger, consolidation, share exchange or other corporate reorganization effected to implement a recapitalization of Company or Bank (or similar transaction) in which no individual, entity or group acquires more than thirty percent (30%) of the combined voting power of Company's or Bank's then outstanding voting securities; or
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                               (c) Company or Bank effects complete liquidation
                               of Company or Bank or the sale or disposition of all or substantially all of Company's or Bank's assets.

                  7.3.4 LIMITATIONS ON CHANGE IN CONTROL PAYMENTS. In the event that any payment or benefit to be received by Executive in connection with a Change in Control of Company or Bank, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Company, would not be deductible (in whole or in part) as a result of
                            Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payment under Section
                            7.3.1 shall be reduced until Section 280G of the Code does not limit the deductibility of the payment. If the payment under Section 7.3.1 is completely eliminated on account of the preceding sentence, no other payments or benefits shall be reduced, even if such payments or benefits are non-deductible as a result of Section 280G. For this purpose, (1) no payment or benefit, which Executive has effectively waived in writing prior to the date of payment, shall be taken into account; (2) no portion of any payment or benefit which, in the opinion of tax counsel selected by Company's independent auditors and acceptable to Executive, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code shall be taken into account; (3) the payment under Section
                            7.3.1 shall be reduced only to the extent necessary so that such payment, together with all other compensation paid by Company to Executive, represents reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of such tax counsel; and (4) the value of any non-cash benefit or any deferred payment or benefit shall be determined by Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

Section 9.4.3 of the Agreement is entirely deleted, and shall be of no further effect.

EFFECT OF AMENDMENT

Except as expressly modified by this First Amendment, all terms, conditions, and provisions of the Agreement, and all rights and obligations of the parties thereunder, shall continue in full force and effect.
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LEGAL COUNSEL AND EXPENSES

The parties acknowledge and agree that: (a) the law firm of Gleaves Swearingen Larsen Potter Scott & Smith LLP ("GSLPSS") has acted as legal counsel to Company, Bank, and Executive, respectively, on various matters in the past; (b) GSLPSS represents Executive only, and not Company or Bank, in connection with this First Amendment; (c) neither Company nor Bank has sought or relied on any advice from GSLPSS in connection with the Agreement or this First Amendment; (d) prior to executing this First Amendment, Company and Bank have obtained and relied upon review by, and advice from their general legal counsel, Tonkon Torp Galen Marmaduke & Booth, concerning Company's and Bank's rights and obligations under the Agreement as modified by this First Amendment. Company shall reimburse Executive the amount of legal fees incurred by Executive in having this First Amendment prepared by GSLPSS.

NOTICES TO EXECUTIVE

Section 17 of the Agreement is amended to provide that, until changed in the manner provided in the Agreement, Executive's address for receiving any notice under the Agreement shall be: Richard C. Williams, 3336 Bardell Avenue, Eugene, Oregon 97401.

EXECUTION

The parties have executed this First Amendment to be effective at the date appearing in the caption on page 1.

COMPANY                                              EXECUTIVE

CENTENNIAL BANCORP

By /s/ Cordy H. Jensen                       /s/ Richard C. Williams
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   Cordy H. Jensen                           Richard C. Williams
   Director and Secretary